SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 06, 2004

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                             GRAND RAPIDS, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49546
                                   (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800


===============================================================================

Item 5.   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated April 06, 2004 entitled-"McKenzie Bay and Cornell Capital Partners, LP announce $15 million equity funding agreement". The press release in its entirety at follows:

PRESS RELEASE

McKenzie Bay and Cornell Capital Partners, LP announce $15 million equity funding agreement

Tuesday April 6, 5:08 pm ET

BRIGHTON, MI, April 6 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTC:MKBY.PK - News) "MKBY" has entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., a Delaware limited partnership, of Jersey City, New Jersey. Under the agreement and subject to its terms and conditions, Cornell will purchase newly issued common shares from MKBY, to a maximum market value of $15 million, over a 24-month period. This announcement does not constitute an offer of any securities for sale. The decision to put common stock to Cornell is entirely at MKBY's discretion, and the agreement does not contain any minimums as to amount or frequency, except that MKBY can only draw down once every seven trading days. MKBY's ability to utilize the facility is subject to: listing on a regulated United States stock exchange; an effective registration statement with the United States Securities and Exchange Commission covering the resale of the shares; completion of a due diligence review satisfactory to Cornell Capital; and, subject to the ability of Cornell Capital to fulfill its obligations under the agreement.

Spencer Clarke LLC, a prestigious, research based, investment banker located on Park Avenue in mid-town New York City, sourced the transaction. MKBY retained the services of Spencer Clarke in February 2004 to place $15 million of MKBY securities with qualified investors.

MKBY's President and CEO, Gary Westerholm, said, "We are pleased to have executed definitive documentation with Cornell Capital and look forward to working with them. This funding will provide a tremendous boost to the implementation of MKBY's business plan, specifically the rollout of our WindStor(SM) renewable energy system."

Brian D. Keane, S.V.P. Corporate Finance at Cornell Capital, stated, "We look forward to working with CEO, Gary Westerholm, and MKBY's strong management team as they focus on commercializing their renewable energy business." Reid Howard Drescher, President & CEO of Spencer Clarke LLC, said, "We are pleased to be able to source funding to help MKBY in its future efforts. MKBY has some very exciting projects."

For further information about this press release, please call
Richard Kaiser - Investor Relations 800-631-8127 (001-757-306-6090) or Email - info@mckenziebay.com.

WindStor(SM)

WindStor is a "Green Energy" electricity generation, storage and distribution system for "urban" and "remote" locations designed to integrate with existing sources of electricity. WindStor's proprietary "System Integrator" automatically selects the lowest cost electricity input from either a DERMOND Wind Turbine DWTSM or primary supply source or other source(s). All electricity input is routed through a vanadium-based battery to the customer. The DWT and System Integrator are supplied by MKBY companies and the vanadium battery is outsourced.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary technologies or effectively commercializing such technologies; failure to obtain required approvals, permits or certifications; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

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Source: McKenzie Bay International Ltd.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:April 07, 2004

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director